Exhibit 99.1

AGTC Exceeds Enrollment Target in SKYLINE Trial of AGTC-501 for the Treatment of X-linked Retinitis Pigmentosa (XLRP)

January 11, 2022, at 8:00 AM ET

•	Company on track to report three-month interim study results, including visual acuity, visual sensitivity, mobility and safety data, in Q2 2022

•	Company providing further updated guidance on other milestones

GAINESVILLE, Fla., and CAMBRIDGE, Mass., January 11, 2022 (GLOBE NEWSWIRE) — Applied Genetic Technologies Corporation (Nasdaq: AGTC), a clinical stage biotechnology company focused on the development and commercialization of adeno-associated virus (AAV)-based gene therapies for the treatment of rare and debilitating diseases with an initial focus on inherited retinal diseases (IRDs), today announced it had exceeded the enrollment target in the Company’s SKYLINE trial of AGTC-501, a recombinant AAV vector-based gene therapy developed for the treatment of X-linked retinitis pigmentosa (XLRP). A total of 14 patients have been enrolled across the high and low dose groups, exceeding the planned target enrollment of 12.

“We are pleased to have reached this important milestone in the clinical development of AGTC-501, which positions us to announce interim three-month trial results in the second quarter of 2022,” said Sue Washer, President and Chief Executive Officer of AGTC. “We’re looking forward to adding to the growing body of evidence that supports the potential of our product candidate and further validates the meaningful and durable benefits seen to date in treated patients. Specifically, we believe the mobility data, in conjunction with the visual acuity and visual sensitivity data from the high dose group in the SKYLINE trial, will potentially serve as a strong indicator of success for not only the final 12-month endpoint for the SKYLINE trial, but also for the Company’s VISTA trial. We are extremely grateful to the patients and investigators participating in our clinical trials for their help completing enrollment with a goal of bringing this potential therapeutic option to patients suffering from the progressive vision loss resulting from XLRP.”

SKYLINE is a multi-site expansion of the ongoing Phase 1/2 study in which patients are randomized to either a high or low dose of AGTC-501 with the primary objective to identify the proportion of treated eyes that demonstrate improvement from baseline in measures of visual sensitivity and visual acuity as well as the patient’s ability to navigate a mobility maze more successfully under varying light and challenge conditions. Importantly, this is the first trial that has the potential to demonstrate a correlation of visual sensitivity and visual acuity with the maze outcome, a key functional endpoint in the VISTA trial.

Earlier this year, AGTC released updated data from the ongoing Phase1/2 clinical trial of AGTC-501, which demonstrated that at 12 months, 50% of patients in the high dose groups were considered responders to treatment based on visual sensitivity and that treatment resulted in a statistically significant improvement in best-corrected visual acuity (BCVA) across all treatment groups in patients where the macula was treated. Additionally, key findings on a patient’s baseline characteristics, combined with a novel application of machine learning techniques, are being applied to the SKYLINE and VISTA trials to potentially further enhance the ability to identify likely responders. Importantly, at 12 months post treatment, primary outcome measures of safety continued to indicate AGTC-501 to be generally safe and well-tolerated at all doses. The SKYLINE and VISTA trials are intended to support registration if they are able to show continued safety and comparable response rates.

The Company anticipates releasing the following, subject to any continuing impact of COVID-19:

•	24-month results from the ongoing Phase 1/2 clinical trial of AGTC-501 in the third quarter of calendar year 2022;

•	12-month results from the SKYLINE trial in the first quarter of calendar year 2023; and

•	interim results from the VISTA trial in the first half of calendar year 2023.

About X-linked Retinitis Pigmentosa (XLRP)

X-linked Retinitis Pigmentosa (XLRP) is an inherited condition that causes progressive vision loss in boys and young men. Characteristics of the disease include night blindness in early childhood and progressive constriction of the visual field. In general, XLRP patients experience a gradual decline in visual acuity over the disease course, which results in legal blindness around the 4th or 5th decade of life.

About AGTC-501

AGTC-501 (laruparetigene zosaparvovec), the Company’s lead gene therapy development program, uses an engineered AAV vector to insert a stabilized and functional copy of the Retinitis Pigmentosa GTSase Regulator (RPGR) gene into a patient’s photoreceptor cells. AGTC-501 is comprised of that stabilized RPGR gene and a promoter that was specifically selected due to its ability to drive efficient gene expression in rods and cones, maintain photoreceptor function and delay disease progression in large animal, naturally occurring preclinical models of XLRP. In addition, published NHP studies have demonstrated that AGTC’s proprietary AAV capsid has as much as twice the transfection efficiency in photoreceptors compared to capsids used in competing programs. AGTC was granted U.S. Food and Drug Administration (FDA) orphan drug designation in 2017, as well as European Commission orphan medicinal product designation in 2016, for its gene therapy product candidate to treat XLRP caused by mutations in the RPGR gene.

About AGTC

AGTC is a clinical-stage biotechnology company developing genetic therapies for people with rare and debilitating ophthalmic, otologic and central nervous system (CNS) diseases. AGTC is a leader in designing and constructing all critical gene therapy elements and bringing them together to develop customized therapies with the potential to address real patient needs. AGTC’s most advanced clinical programs leverage its best-in-class technology platform to potentially improve vision for patients with an inherited retinal disease. AGTC has active clinical trials in X-linked retinitis pigmentosa (XLRP) and achromatopsia (ACHM CNGB3 and ACHM CNGA3). Its preclinical programs build on the company’s industry leading AAV manufacturing technology and scientific expertise. AGTC is advancing multiple important pipeline candidates to address substantial unmet clinical need in optogenetics, otology and CNS disorders, and has entered into strategic collaborations with companies including Otonomy, Inc., a biopharmaceutical company dedicated to the development of innovative therapeutics for neurotology, and Bionic Sight, LLC, an innovator in the emerging field of optogenetics and retinal coding.

Forward-Looking Statements This release contains forward-looking statements that reflect AGTC’s plans, estimates, assumptions and beliefs, including statements about the potential of the Company’s late-stage development programs in X-Linked Retinitis Pigmentosa (XLRP), including the expected timing for the release of data in its SKYLINE and VISTA trials and the likelihood that these results further support the potential of AGTC-501. Forward-looking statements also include information concerning preclinical and clinical product development and regulatory progress, potential growth opportunities, and potential market opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Actual results could differ materially from those discussed in the forward-looking statements, due to a number of important factors. Risks and uncertainties that may cause actual results to differ materially include, among others: gene therapy is still novel with only a few approved treatments so far; AGTC cannot predict when or if it will obtain regulatory approval to commercialize a product candidate or receive reasonable reimbursement; uncertainty inherent in clinical trials and the regulatory review process; risks and uncertainties associated with drug development and commercialization; the direct and indirect impacts of the ongoing COVID-19 pandemic on our business, results of operations, and financial condition, including impacts on supply chain and availability of clinical trial material; factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent periodic reports filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s plans, estimates, assumptions and beliefs only as of the date of this release. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

PR Contact:

Kerry Sinclair

Spectrum Science Communications

ksinclair@spectrumscience.com

Corporate Contact:

Jonathan Lieber

Chief Financial Officer

Applied Genetic Technologies Corporation

T: (617) 843-5778

jlieber@agtc.com